LIMITED POWER OF ATTORNEY FOR BENEFICIAL REPORTING WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

STATE OF ILLINOIS
COUNTY OF LAKE

NO ALL MEN BY THESE PRESENT, that I Elbert O. Hand whose address is __________________ ____________________ desiring to execute a SPECIAL POWER OF
ATTORNEY hereby appoint, Praveen Nair, Chief Accounting Officer of Environmental Solutions Worldwide, Inc., as my Attorneys-in-Fact to act as follows, granting unto my Attorney-in-Fact full power to;

      Do all things necessary to close and prepare and execute in my name any and all documents necessary to affect the filing of a beneficial ownership reports with the Securities and Exchange Commission.

I HEREBY RATIFY AND CONFIRM ALL THAT SAID ATTORNEY-IN-FACT SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE OF THIS POWER OF ATTORNEY AND THE RIGHTS AND POWERS HEREIN GRANTED.

All acts done by means of this power shall be done in my name and all instruments and documents executed by my Attorneys herein under shall contain my name, followed by that of my Attorney and a description "Attorney in Fact" accepting however any situation where local practice differs from the procedure set forth herein, in that event local practices may be followed.

THIS POWER OF ATTORNEY shall be valid and may be relied upon by any third parties until such time as I deliver a written rescission of same.

State of Illinois                         Dated this 4th day of February 2010
County of Lake
                        SS:               /s/ Elbert O. Hand
                                          ------------------

I certify that on the 4th day of February , 2010 personally came before me and acknowledged under oath to my satisfaction, that he is the person who personally signed this power of attorney document and signed and delivered this document;
his act and deed.


/s/ Hollis S. Steadman
----------------------
Notary